Exhibit 1.1

GLOBAL PAYMENTS INC.

€800,000,000 4.875% SENIOR NOTES DUE 2031

UNDERWRITING AGREEMENT

March 8, 2023

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Barclays Bank PLC

1 Churchill Place

London, E14 5HP

United Kingdom

As Representatives of the several Underwriters named in Schedule A hereto.

Ladies and Gentlemen:

1. Introductory. Global Payments Inc., a Georgia corporation (the “Company”), agrees with Merrill Lynch International, J.P. Morgan Securities plc and Barclays Bank PLC (collectively, the “Representatives”) and each of the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters €800,000,000 principal amount of its 4.875% Senior Notes due 2031 (the “Offered Securities”) to be issued under the indenture, dated as of August 14, 2019 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (the “Trustee”), as supplemented by a sixth supplemental indenture thereto, to be dated as of March 17, 2023 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Trustee, U.S. Bank Trust Company, National Association, as registrar and transfer agent (the “Transfer Agent”), and Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”). The Offered Securities will be issued in book-entry form and registered in the name of a common depository or its nominee on behalf of Clearstream Banking, S.A., (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”).

2. Representations and Warranties of the Company. The Company represents, warrants to and agrees with each of the Underwriters that, as of the date hereof:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-266621), including a related prospectus, covering the registration of the Offered Securities under the Act, which registration statement became effective upon filing with the Commission. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement as of such time that, in any case, has not been superseded or modified. “Registration Statement” without reference to a particular time means the Registration Statement as of the Applicable Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Statutory Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Statutory Prospectus or the Final Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Statutory Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.

For purposes of this Agreement:

“430B Information” means information included in a prospectus or prospectus supplement then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus or prospectus supplement then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 11:50 A.M. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission under the Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement at such time. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became or was deemed to have become effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the Applicable Time and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document (i) based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof, or (ii) relating to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualifications on Form T-1 of the Trustee under the Trust Indenture Act (the “Form T-1”).

(c) Automatic Shelf Registration Statement.

(i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, and (D) at the Applicable Time, the Company was a “well known seasoned issuer,” as defined in Rule 405, including not being an “ineligible issuer,” as defined in Rule 405 at such time.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 that initially became effective within three years of the date of this Agreement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Representatives, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (C) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Representatives of such effectiveness. The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(e) General Disclosure Package. At the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated March 8, 2023, the base prospectus, dated August 8, 2022 (which, collectively, constitute the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus (i) based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof, or (ii) relating to that part of the Registration Statement that constitutes the Form T-1.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, when considered together with the General Disclosure Package, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Company will promptly notify the Representatives and (ii) the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The first sentence of this paragraph (f) does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Due Organization of the Company. The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Georgia, with all requisite power and authority under such laws to own, lease and operate its properties, to conduct its business as now being conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Offered Securities; the Company is duly qualified or registered as a foreign corporation and is in good standing, where applicable, in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register, or be in good standing, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h) Company Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Act) (each, a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing (or the equivalent thereof), where applicable, under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Significant Subsidiary is duly qualified or registered as a foreign corporation, limited partnership, limited liability company or other entity, as the case may be, to transact business and is in good standing, where applicable, in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register, or be in good standing, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) Indenture. The Base Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act. The Base Indenture has been duly executed and delivered by the Company and, assuming the prior due authorization, execution and delivery of the Base Indenture by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exceptions”). The Supplemental Indenture has been duly authorized by the Company and, at the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act. At the Closing Date, the Supplemental Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Supplemental Indenture by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Indenture conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(j) Offered Securities. The Offered Securities have each been duly authorized by the Company; the Offered Securities, when executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered by the Company to the Underwriters against payment of the requisite consideration therefor specified in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exceptions. On the Closing Date, the Offered Securities will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package, the Final Prospectus and the Indenture.

(k) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and (as applicable) nonassessable and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, or encumbrance (collectively, “Liens”); and none of the issued and outstanding capital stock or other equity interests of the Company or any of the Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, bylaws or other organizational documents of the Company or any of the Significant Subsidiaries or under any agreement to which the Company or any of the Significant Subsidiaries is a party or by which any of their property is bound.

(l) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any government, governmental authority, agency or instrumentality or court (collectively “Governmental Entities”) is necessary or required for the execution, delivery or performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Offered Securities, except as may be required under the securities laws of the various states in which the Offered Securities will be offered and sold or as may be required by the Act, Exchange Act or the Trust Indenture Act, other than those that have been made or obtained or otherwise described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(m) Title to Property. Each of the Company and its subsidiaries has good and marketable title to all of their respective real properties and good title to their respective personal properties, in each case free and clear of all Liens, except (i) as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Final Prospectus, are in full force and effect, except for such failures to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Absence of Defaults and Conflicts. None of the Company or any of the Significant Subsidiaries is in violation of its charter, bylaws, or other organizational documents, as the case may be; none of the Company or any of the Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them is bound or to which any of their respective properties or assets is subject (collectively, “Agreements and Instruments”), except for such defaults under Agreements and Instruments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Indenture by the Company, the issuance, execution, sale and delivery of the Offered Securities by the Company, the consummation by the Company of the transactions contemplated by this Agreement, the Indenture and the Offered Securities, and compliance by the Company with the terms of this Agreement, the Indenture and the Offered Securities, do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of the Company or Significant Subsidiaries pursuant to, any Agreements and Instruments, except for such violations, conflicts, breaches, defaults, Debt Repayment Triggering Events or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor will the same result in any violation by the Company or its subsidiaries of any applicable laws, statutes, rules, regulations, judgments, orders, writs or decrees of any Governmental Entity, except for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or any violation of the provisions of the charter, bylaws or other organizational documents of the Company or any Significant Subsidiary; it being understood that, as used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p) Possession of Licenses and Permits; Compliance with Government Regulations. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now conducted by them, except where the failure to possess any such Governmental License would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all Governmental Licenses are valid and in full force and effect, except where the invalidity of Governmental Licenses or the failure of Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all governmental regulations applicable to their respective operations, except where any failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, universal resource locators, or other intellectual property (collectively, “Intellectual Property”) presently employed by it in connection with the business now operated by it or reasonably necessary in order to conduct such business, except where the failure to own, possess or acquire any such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of, or is engaged in any proceedings relating to, any infringement by any of them of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property owned, possessed or used by the Company or any of its subsidiaries invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any Governmental Entity, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(s) Accurate Disclosure. The statements included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus under “Business—Regulation” insofar as such statements summarize legal matters or agreements discussed therein, are accurate and fair summaries of such legal matters and agreements in all material respects.

(t) Absence of Manipulation. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in stabilization or manipulation of the price of the Offered Securities.

(u) Statistical and Market-Related Data. Any third party statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(v) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company, and, to the knowledge of the Company, the Company’s board of directors and officers are in compliance in all material respects with Sarbanes-Oxley. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents, in all material respects, the information called for by, and has been prepared in all material respects in accordance with, the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting.

(w) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no legal or governmental action, suit or proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to be determined adversely to the Company or such subsidiary and, if so adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Indenture or the Offered Securities or the performance by the Company of its obligations hereunder or thereunder.

(x) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, comply in all material respects with the applicable requirements of the Act and the Rules and Regulations and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, such financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles applied on a consistent basis, and the related financial statement schedules included in the Registration Statement present fairly, in all material respects, the information contained therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements are required to be included or incorporated by reference in the Registration Statement, the General Disclosure

Package and the Final Prospectus under the Act and the Rules and Regulations. The interactive data in eXtensible Business Reporting Language of the Company incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents, in all material respects, the information called for by, and has been prepared in all material respects in accordance with, the Commission’s rules and guidelines applicable thereto.

(y) Independent Accountants. Deloitte and Touche LLP, which has audited and reviewed certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Exchange Act.

(z) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no change, nor any development or event involving a prospective change, in financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse.

(aa) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(bb) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(cc) Capitalization. The shareholders’ equity and long-term indebtedness of the Company as of December 31, 2022 was as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus in the column entitled “Actual” under the section “Capitalization”; and there has not been (i) any subsequent issuance of capital stock of the Company, except for subsequent issuances, if any, pursuant to any outstanding securities, benefit or compensation plans as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or (ii) any subsequent material increase, if any, in the outstanding principal amount of long-term indebtedness, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or under instruments outstanding at December 31, 2022.

(dd) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action (in each case, while acting on behalf of the Company or any of its subsidiaries), directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”); and the Company, its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance in all material respects with the FCPA and the Bribery Act and have instituted, maintain and enforce policies and procedures designed to ensure continued compliance with all applicable anti-bribery and anti-corruption laws.

(ee) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) OFAC. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (at the time of this Agreement, Crimea, the so-called Donetsk People’s Republic and Luhansk People’s Republic regions and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, and Syria) (each, a “Sanctioned Country”); and

the Company will not directly or indirectly use the proceeds of the sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country (in each case, at the time of such activities or business dealing) or (iii) in any other manner that will, to the Company’s knowledge, result in a violation by the Company or its subsidiaries of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, in violation of applicable Sanctions. It is acknowledged and agreed that the agreement in this Section 2(ff) is only sought and given to the extent that to do so would be permissible pursuant to Regulation (EC) 2271/96 or any applicable implementing legislation.

(gg) Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(hh) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Final Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, when filed with the Commission, did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the Rules and Regulations or the Exchange Act, as applicable, and, when such documents become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) Taxes. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed, in each case, through the date hereof, except for such failures to pay or file as would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) there is no tax deficiency that has been asserted against the Company or its subsidiaries or any of their respective properties or assets, in each case, that would, individually or in the aggregate, have a Material Adverse Effect.

(jj) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter as to its qualified status and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) none of the Company or any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (iv) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) The Paying Agency Agreement. The Paying Agency Agreement, to be dated as of the Closing Date (the “Paying Agency Agreement”), among the Company, the Trustee and the Paying Agent has been duly authorized, and on the Closing Date, will be executed and delivered, by the Company and, assuming the prior due authorization and, on the Closing Date, the execution and delivery by the Trustee and Paying Agent, the Paying Agency Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.126% of the principal amount thereof, the Offered Securities set forth opposite the name of such Underwriter on Schedule A hereto.

The Company will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in federal (same day) funds by wire transfer to the account specified in writing to the Representatives by the Company no later than 24 hours prior to the Closing Date, at the office of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, at 9:30 A.M., New York City time, on March 17, 2023, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date.” The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Gibson, Dunn & Crutcher LLP at least 24 hours prior to the Closing Date.

J.P. Morgan Securities plc acknowledges that the Offered Securities represented by global notes will initially be credited to an account (the “Commissionaire Account”) for the benefit of J.P. Morgan Securities plc, the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Company as the third-party beneficiary and provide that such Offered Securities are to be delivered to others only against payment of the net subscription monies for the Offered Securities into the Commissionaire Account on a delivery against payment basis. J.P. Morgan Securities plc acknowledges that (i) the Offered Securities represented by global notes shall be held to the order of Company as set out above and (ii) the net subscription monies for the Offered Securities received in the Commissionaire Account will be held on behalf of the Company until such time as they are transferred to the Company’s order. J.P. Morgan Securities plc undertakes that the net subscription monies for the Offered Securities will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Civil Code of Belgium and Luxembourg, as applicable, in respect of the Commissionaire Account.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. As of the date hereof, the Company agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the time period prescribed by such Rule.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or, but for the exemption in Rule 172, would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Registration Statement, as then amended, would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the General Disclosure Package or the Final Prospectus, as the case may be, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Final Prospectus to comply with the Act and the Rules and Regulations, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 15 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. Each Statutory Prospectus and the Final Prospectus and any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (as defined below), except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. The Company will use reasonable best efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any such jurisdiction.

(g) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under state securities or blue sky laws and determination of their eligibility for investment under such laws of such jurisdictions as the Representatives reasonably designate and the preparation and printing (if any) of memoranda relating thereto, filing fees and other expenses (including reasonable fees and expenses of a “qualified independent underwriter,” if required) relating to filings and clearances with the Financial Industry Regulatory Authority, Inc., any fees charged by investment rating agencies for the rating of the Offered Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, including the chartering of airplanes, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that, except as provided in this Section 5(h) or Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Offered Securities. Each Underwriter agrees to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule A bears to the aggregate principal amount of the Offered Securities set forth opposite the names of all Underwriters) of the Offered Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 calendar days following the Closing Date.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus and, except as disclosed in Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities. Neither the Company nor any of its subsidiaries shall issue, without the prior consent of the Representatives, any press or public announcement referring specifically to the proposed issue of, or the terms of, the Offered Securities, unless such announcement adequately discloses (but only to the extent required by laws, regulators or guidelines (including the United Kingdom’s Financial Conduct Authority Handbook) applicable to the Company, the Underwriters, or any other entity undertaking stabilization in connection with the issue of the Offered Securities) that stabilizing action may take place in relation to the Offered Securities. The Company authorizes the Underwriters to make any and all appropriate disclosures in relation to stabilization.

(k) Restriction on Sale of Securities. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof and ending one day after the Closing Date.

(l) Listing. The Company will use its reasonable efforts to cause the Offered Securities to be listed for trading on the NYSE as promptly as practicable after the Closing Date and, upon such listing, will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing for as long as the Offered Securities are outstanding.

(m) Clearance and Settlement. The Company shall assist the Underwriters in arranging for the Offered Securities to be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

(n) Stabilization. In connection with the issuance of the Offered Securities, the Company hereby authorizes J.P. Morgan Securities plc (in this capacity, the “Stabilizing Manager”) (or any person acting on behalf of the Stabilizing Manager) to over-allot Securities or effect transactions with a view to supporting the market price of the Offered Securities at a level higher than that which might otherwise prevail.

In connection with the issue of the Offered Securities, the Stabilizing Manager (or any person acting on behalf of the Stabilizing Manager) may over-allot Offered Securities or effect transactions with a view to supporting the market price of the Offered Securities at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Offered

Securities is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the Offered Securities and 60 days after the date of the allotment of the Offered Securities. Such stabilization shall be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue it at any time.

6. Free Writing Prospectuses.

(a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433 and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received, at the request of the Company, letters, in a form reasonably acceptable to the Representatives, dated the date hereof and the Closing Date, of Deloitte & Touche LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be threatened by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market, or to enforce contracts for the sale of, the Offered Securities; or (ii) any downgrading in, or withdrawal of, the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(d) Opinion of Counsel for Company. The Representatives shall have received an opinion letter and negative assurance statement, each dated such Closing Date, of Alston & Bird LLP, counsel for the Company, substantially to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto, respectively. Such opinion letter and negative assurance statement shall be rendered to the Representatives at the request of the Company and shall so state therein. The Company intends and agrees that Alston & Bird LLP is authorized to rely upon all of the representations made by the Company in this Agreement in connection with rendering its opinions pursuant to this subsection.

(e) Opinion of Counsel for Underwriters. The Representatives shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may customarily require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Gibson, Dunn & Crutcher LLP may rely as to all matters governed by Georgia law upon the opinion letter of Alston & Bird LLP.

(f) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are threatened by the Commission; and, subsequent to the respective dates of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(g) Supplemental Indenture. The Supplemental Indenture shall have been duly executed and delivered, and the Underwriters shall have received copies, conformed and executed, thereof.

(h) Rating. As of the Closing Date, the Offered Securities shall be rated at investment grade by each of Moody’s Investors Service, Inc. and S&P Global Ratings (a division of S&P Global, Inc.) and the Company shall have delivered to the Representatives a letter dated as of the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Offered Securities have such ratings.

(i) Listing. On or before the Closing Date, an application for the listing of the Offered Securities shall have been submitted with the NYSE.

(j) Euroclear and Clearstream. On or before the Closing Date, the Offered Securities will be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or otherwise.

8. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its affiliates and each of their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, and each of its directors, officers or employees and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was based upon written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: (i) the legal and marketing names of the Underwriters on the front and back cover pages of the Final Prospectus and in the table showing the principal amounts of notes purchased by the Underwriters under the caption “Underwriting (Conflicts of Interest),” (ii) the information contained in the third, eighth and ninth paragraphs under the caption “Underwriting (Conflicts of Interest),” (iii) the second and third sentences of the sixth paragraph under the caption “Underwriting (Conflicts of Interest),” and (iv) the first sentence of the first paragraph under the caption “Underwriting (Conflicts of Interest)—Other Relationships.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d).

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or Nasdaq Stock Market; (ii) trading of any securities of the Company shall have been suspended on any exchange; (iii) any banking moratorium shall have been declared by any U.S. federal or New York authorities; (iv) there shall have been any material adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market, or to enforce contracts for the sale of, the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (v) there shall have been any major disruption of settlements of securities, payment, or clearance services in the United States; or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market, or to enforce contracts for the sale of, the Offered Securities or to enforce contracts for the sale of the Offered Securities.

10. Default of Underwriters. If any Underwriter or Underwriters shall default in the obligation to purchase Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of its representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or transmitted via facsimile and confirmed to the Representatives at: c/o Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Tel: +44 (0)20 7995 3966, Fax: +44 (0)20 7995 0048, Attn: Syndicate Desk; c/o J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London EC14 5JP, United Kingdom, Tel: +44 207-134-2468, Fax +44 20 3493 0682, Attn: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group; c/o Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom, Tel: +44 (0)20 7773 9098, Attn: Debt Syndicate; or, if sent to the Company, will be mailed, delivered or transmitted via facsimile and confirmed to it at Global Payments Inc., 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326, Attention: David L. Green, Facsimile: (770) 829-8265; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or transmitted via facsimile and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company on the one hand and the Underwriters on the other hand has been created in respect of any of the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b) Arm’s Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18. Judgment Currency. The Company agrees to indemnify the Underwriters, each of their respective directors, officers, employees, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by the Underwriters as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

19. Agreement Among Managers. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below: For purposes of the Agreement Among Managers, “Managers” means the Underwriters and “Lead Manager” means the Representatives, “Settlement Lead Manager” means J.P. Morgan Securities plc, “Stabilizing Manager” means J.P. Morgan Securities plc, and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 hereof.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 20:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

21. Contractual Recognition of Bail-In.

(a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between any of the parties hereto, each of the parties acknowledges and accepts, and agrees that any BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Bail-In Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-In Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion of, the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(C) the cancellation of the BRRD Liability; or

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-In Powers by the Relevant Resolution Authority.

(b) For purposes of this section,

(i) “Bail-In Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-In Legislation Schedule from time to time;

(ii) “Bail-In Powers” means any Write-down and Conversion Powers as defined in the EU Bail-In Legislation Schedule, in relation to the relevant Bail-In Legislation;

(iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

(iv) “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-In Legislation may be exercised;

(v) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time; and

(vi) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-In Powers.

(c) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between any of the parties hereto, each of the parties acknowledges, accepts and agrees that any UK Bail-in Liability of a UK Bail-in Party hereto arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

(i) the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of any UK Bail-in Party to it under this Agreement, that without limitation may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-in Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(C) the cancellation of the UK Bail-in Liability; and

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of any UK Bail-in Powers by the Relevant UK Resolution Authority.

(d) For purposes of this section,

(i) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

(ii) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

(iii) “UK Bail-in Party” means any party hereto that is subject to UK Bail-in Powers;

(iv) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; and

(v) “Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to any UK Bail-in Party.

22. UK MiFIR Product Governance.

(a) Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i) each of Merrill Lynch International, J.P. Morgan Securities plc and Barclays Bank PLC (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Offered Securities and the related information set out in the Prospectus in connection with the Offered Securities; and

(ii) the Underwriters (other than those subject to the UK MiFIR Product Governance Rules) and the Transaction Parties note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Offered Securities by the UK Manufacturers and the related information set out in the Prospectus and any announcements in connection with the Offered Securities.

[Signature pages follow]

Very truly yours,

GLOBAL PAYMENTS INC.

By:	/s/ David L. Green
Name: David L. Green
Title: Senior Executive Vice President, General Counsel and Corporate Secretary

(Signature Page to Underwriting Agreement)

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH INTERNATIONAL

By:	/s/ Christopher Cole
Name: Christopher Cole
Title: Managing Director

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
Name: Robert Chambers
Title: Executive Director

BARCLAYS BANK PLC

By:	/s/ Lynda Fleming
Name: Lynda Fleming
Title: Authorized Signatory

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

(Signature Page to Underwriting Agreement)

CAPITAL ONE SECURITIES, INC.

By:	/s/ Sam Baruch
Name: Sam Baruch
Title: Head of Debt Capital Markets

HSBC BANK PLC

By:	/s/ Karl Allen
Name: Karl Allen
Title: Managing Associate General Counsel

THE TORONTO-DOMINION BANK

By:	/s/ Frances Watson
Name: Frances Watson
Title: Director, Transaction Management Group

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	/s/ Patrick Duhig
Name: Patrick Duhig
Title: Managing Director, DCM

(Signature Page to Underwriting Agreement)

BANK OF MONTREAL, LONDON BRANCH

By:	/s/ Richard Couzens
Name: Richard Couzens
Title: Managing Director & Head Global Markets, EMEA

By:	/s/ Edward Mizuhara
Name: Edward Mizuhara
Title: Managing Director, Debt Products

FIFTH THIRD SECURITIES, INC.

By:	/s/ Richard Valeriano
Name: Richard Valeriano
Title: Managing Director

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:	/s/ Nicola Vavasour
Name: Nicola Vavasour
Title: CEO, SIDAC

By:	/s/ Pauline Donohoe
Name: Pauline Donohoe
Title: MD, Head of CM, SIDAC

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Kyle Stegemeyer
Name: Kyle Stegemeyer
Title: Managing Director

(Signature Page to Underwriting Agreement)

CANADIAN IMPERIAL BANK OF COMMERCE, LONDON BRANCH

By:	/s/ Andrew Ryde
Name: Andrew Ryde
Title: Managing Director

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Kevin Prior
Name: Kevin Prior
Title: Director

By:	/s/ Ryan E. Montgomery
Name: Ryan E. Montgomery
Title: Managing Director

SYNOVUS SECURITIES, INC.

By:	/s/ Wes Baker
Name: Wes Baker
Title: Investment Banker

GOLDMAN SACHS & CO. LLC

By:	/s/ Ali Malik
Name: Ali Malik
Title: Managing Director

(Signature Page to Underwriting Agreement)

SCHEDULE A

Underwriter	Principal Amount of Offered Securities
Merrill Lynch International	€200,000,000
J.P. Morgan Securities plc	160,000,000
Barclays Bank PLC	80,000,000
PNC Capital Markets LLC	48,000,000
Capital One Securities, Inc.	40,000,000
HSBC Bank plc	40,000,000
The Toronto-Dominion Bank	40,000,000
Truist Securities, Inc.	40,000,000
Wells Fargo Securities International Limited	40,000,000
Bank of Montreal, London Branch	19,200,000
Fifth Third Securities, Inc.	19,200,000
Scotiabank (Ireland) Designated Activity Company	19,200,000
U.S. Bancorp Investments, Inc.	19,200,000
Canadian Imperial Bank of Commerce, London Branch	10,400,000
Deutsche Bank AG, London Branch	10,400,000
Synovus Securities, Inc.	8,000,000
Goldman Sachs & Co. LLC	6,400,000

Total:	€800,000,000

Schedule A-1

SCHEDULE B

1. General Use Free Writing Prospectuses (included in the General Disclosure Package)

Final Term Sheet, dated March 8, 2023 for the Offered Securities, a copy of which is attached hereto as Annex I.

2. Other Information Included in the General Disclosure Package

None.

Schedule B-1

ANNEX I

Final Term Sheet

Filed Pursuant to Rule 433

Registration Statement No. 333-266621

March 8, 2023

Global Payments Inc.

€800,000,000 4.875% Senior Notes due 2031

Pricing Term Sheet

Issuer:	Global Payments Inc.

Format:	SEC Registered

Trade Date:	March 8, 2023

Settlement Date (T+7):	March 17, 2023

Joint Book-Running Managers:

Merrill Lynch International

J.P. Morgan Securities plc

Barclays Bank PLC

PNC Capital Markets LLC

Capital One Securities, Inc.

HSBC Bank plc

The Toronto-Dominion Bank

Truist Securities, Inc.

Wells Fargo Securities International Limited

Co-Managers:

Bank of Montreal, London Branch

Fifth Third Securities, Inc.

Scotiabank (Ireland) Designated Activity Company

U.S. Bancorp Investments, Inc.

Canadian Imperial Bank of Commerce, London Branch

Deutsche Bank AG, London Branch

Synovus Securities, Inc.

Goldman Sachs & Co. LLC

Principal Amount:	€800,000,000

Maturity Date:	March 17, 2031

Title of Securities:	4.875% Senior Notes due 2031 (the “Notes”)

Interest Payment Dates:	March 17 of each year, beginning March 17, 2024

Mid-Swaps Yield	3.225%

Annex I-1

Spread to Mid-Swap	+170 bps

Benchmark Bund:	0.000% DBR due February 15, 2031

Benchmark Bund Yield / Price	2.643% / 81.300%

Spread to Benchmark Bund:	+228.2 bps

Yield to Maturity:	4.925%

Day Count Convention:	Actual/Actual (ICMA)

Coupon:	4.875%

Price to Public:	99.676% of the principal amount

Optional Redemption:	Prior to January 17, 2031 based on the Comparable Government Bond Rate + 35 basis points, or on or after January 17, 2031, at par.

Currency of Payment:	All payments of principal of, and premium, if any, and interest on, the Notes, including any payments made upon any redemption of the Notes, will be made in euros. If the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to the Issuer or so used.

Payment of Additional Amounts:	The Issuer will, subject to certain exceptions and limitations, pay additional amounts on the Notes as are necessary in order that the net payment by the Issuer or the paying agent of the principal of, and premium, if any, and interest on, the Notes to a holder who is not a United States person, after withholding or deduction for any present or future tax, duty, assessment or other governmental charge of whatever nature imposed or levied by the United States or any taxing authority thereof or therein, will not be less than the amount provided in the Notes to be then due and payable.

Annex I-2

Redemption for Tax Reasons:	The Issuer may offer to redeem all, but not less than all, of the Notes in the event of certain changes in the tax laws of the United States (or any taxing authority thereof or therein) which would obligate the Issuer to pay additional amounts as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest on the Notes to, but not including, the date fixed for redemption.

Minimum Denominations:	€100,000 and any integral multiple of €1,000 in excess thereof.

Net Proceeds (before expenses):	€793,008,000

CUSIP / ISIN / Common Code:	37940X AS1 / XS2597994065 / 259799406

We expect to deliver the Notes against payment for the Notes on or about March 17, 2023, which is the seventh business day following the date of the pricing of the Notes. Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to a trade expressly agree otherwise. Also under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two New York business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the second business day prior to March 17, 2023 will be required to specify alternative settlement arrangements to prevent a failed settlement.

The Issuer has filed a Registration Statement (including a prospectus) (File No. 333-266621) and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement for the offering to which this communication relates and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by contacting: J.P. Morgan Securities plc at +44-207-134-2468, Merrill Lynch International at +1 (800) 294-1322 or Barclays Bank PLC at +1 (888) 603-5847. You are advised to obtain a copy of the prospectus and related prospectus supplement for the offering to which this communication relates and to carefully review the information contained or incorporated by reference therein before making any investment decision.

MiFID II and UK MiFIR—professionals/ECPs-only / No PRIIPs or UK PRIIPs KID—Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

Annex I-3

EXHIBIT A-1

Form of Alston & Bird LLP Opinion

Attached.

Exhibit A-1-1

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-239-3300 | Fax: 202-239-3333

March 17, 2023

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Barclays Bank PLC

1 Churchill Place

London, E14 5HP

United Kingdom

As Representatives of the several Underwriters

Re: Global Payments Inc. – Offering of Senior Notes

Ladies and Gentlemen:

We have acted as counsel to Global Payments Inc., a Georgia corporation (the “Company”), in connection with the issuance and sale by the Company of €800,000,000 aggregate principal amount of its 4.875% Senior Notes due 2031 (the “Securities”) pursuant to an underwriting agreement, dated as of March 8, 2023 (the “Underwriting Agreement”), by and among the Company and the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), for whom Merrill Lynch International, J.P. Morgan Securities plc and Barclays Bank PLC are serving as representatives (the “Representatives”). The Securities are to be issued under the Indenture, dated as of August 14, 2019 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by that certain Supplemental Indenture No. 6 thereto, dated as of March 17, 2023, by and among the Company, the Trustee, as Trustee, Registrar and Transfer Agent, and Elavon Financial Services DAC, as Paying Agent (the “London Paying Agent”), relating to the Securities (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). In connection with the issuance of the Securities, the Company entered into a Paying Agency Agreement, dated as of March 17, 2023 (the “Paying Agency Agreement”), by and among the Company, Elavon Financial Services DAC, as London Paying Agent, and the Trustee, as Trustee, Transfer Agent and Registrar.

Exhibit A-1-2

This opinion letter is being furnished to you, at your request, pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, resolutions adopted by the board of directors of the Company and committees thereof, the organizational documents of the Company, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. Among other things, we have examined originals or copies of the following executed documents:

(i)

the Company’s registration statement on Form S-3 (File No. 333-266621), filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2022, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) (the registration statement, as amended and supplemented from time to time and including the documents incorporated by reference therein, the “Registration Statement”, which includes the Company’s base prospectus, dated August 8, 2022 (the “Base Prospectus”));

(ii)

the Base Prospectus, as supplemented by the Company’s preliminary prospectus supplement, dated March 8, 2023, relating to the Securities (together with the documents incorporated by reference therein, the “Preliminary Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Securities Act on March 8, 2023;

(iii)	the General Disclosure Package;

(iv)	each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Securities Act) and that is described on Schedule A attached hereto;

(v)

the Base Prospectus, as supplemented by the Company’s final prospectus supplement, dated March 8, 2023, relating to the Securities (together with the documents incorporated by reference therein, the “Final Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Securities Act on March 9, 2023;

(vi)	the Underwriting Agreement;

(vii)	the Base Indenture;

Exhibit A-1-3

(viii)	the Sixth Supplemental Indenture;

(ix)	the Paying Agency Agreement; and

(x)	the global certificate evidencing the Securities in the form delivered by the Company to the Trustee for authentication and delivery.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the Underwriting Agreement by the parties thereto, certificates and statements of responsible officers of the Company, the due performance by the parties thereto of their respective obligations set forth in the Underwriting Agreement, and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification. Statements in this opinion letter regarding the valid existence and good standing of the Company in its state of incorporation are based solely upon the certificates provided by the Secretary of State of such state. For the purpose of such statements, we also have assumed that those certificates have remained correct and accurate since the dates thereof.

In rendering the opinions expressed below, we have assumed (i) the genuineness of all signatures on all documents reviewed by us (other than the signatures on behalf of the Company), (ii) the legal capacity and competence of all natural persons, (iii) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified, or photostatic copies and the authenticity of the originals of such documents, (iv) the accuracy, completeness and authenticity of certificates of public officials, (v) the due authorization, execution and delivery of each of the Indenture and the Paying Agency Agreement by all parties thereto, other than the Company, and that each of the Indenture and the Paying Agency Agreement is the legal, valid and binding obligation of all parties thereto, other than the Company, enforceable against such parties in accordance with their respective terms, (vi) all parties to each of the Indenture and the Paying Agency Agreement, other than the Company, have the full power, capacity, authority and legal right to enter into such agreement and to perform their respective obligations thereunder, (vii) the execution, delivery and performance by each party, other than the Company, of each of the Indenture and the Paying Agency Agreement, do not and will not violate or otherwise cause a default under the articles or certificate of incorporation, bylaws or other governing documents of such party, or any law or regulation of any governmental authority or determination of an arbitrator or a court or other governmental authority or the contracts and other agreements to which any such party is a party, (viii) that all representations and warranties made by the parties in each of the Underwriting Agreement, the Indenture and the Paying Agency Agreement, as applicable, with respect to factual (but not legal) matters are true and correct, (ix) that each of the Indenture and the Paying Agency Agreement represents a bona fide and arm’s-length transaction undertaken by the Company in good faith for fair and adequate consideration, (x) the absence of duress, fraud, or mutual mistake of material facts on the part of the parties to each of the Indenture and the Paying Agency Agreement, (xi) all terms and conditions of, or relating to, the transactions contemplated by each of the Indenture and the Paying Agency Agreement are correctly and completely embodied in the Indenture or the Paying Agency Agreement, as applicable, and (xii) the Securities will conform to the specimens thereof examined by us and the Securities will be duly authenticated and delivered by the Trustee in accordance with the requirements of the Indenture.

Exhibit A-1-4

For purposes of paragraph 3 below, we have assumed that the Securities have been duly effectuated by Clearstream Banking, société anonyme, which we understand is the entity acting as the common safekeeper for Euroclear Bank S.A./N.V. and Clearstream Banking société anonyme with respect to the Securities, all in accordance with the procedures of such common safekeeper and as to which we express no opinion regarding whether the Securities have been so duly effectuated.

We express no opinion herein as to any matter relating to the laws of any jurisdiction other than (i) the federal laws of the United States and (ii) the laws of the States of Georgia and New York.

Whenever any opinion or confirmation set forth in this opinion letter with respect to the existence or absence of facts or other matters is qualified by the words “to our knowledge” or “known to us” or other words of similar meaning, the quoted words mean the current and actual awareness by lawyers in the “primary lawyer group” of factual matters that such lawyers recognize as being relevant to the opinion or confirmation so qualified. “Primary lawyer group” means those lawyers currently in our firm who have been responsible for representing and providing legal work for the Company.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company has the corporate power and authority to execute, deliver and perform its obligations under each of the Underwriting Agreement, the Sixth Supplemental Indenture, the Paying Agency Agreement and the Securities.

2. Each of the Underwriting Agreement, the Sixth Supplemental Indenture and the Paying Agency Agreement has been duly authorized and executed by the Company. Each of the Indenture and the Paying Agency Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, and the Indenture has been duly qualified under the Trust Indenture Act.

3. The Securities have been duly authorized and executed by the Company and, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, the Indenture and the Paying Agency Agreement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and the Paying Agency Agreement.

Exhibit A-1-5

4. No consent, approval, authorization, filing with or order of any court or governmental or regulatory authority, agency or body of the U.S. federal government, the State of Georgia or the State of New York is required in connection with the execution and delivery by the Company of the Underwriting Agreement, the Sixth Supplemental Indenture, the Paying Agency Agreement or the Securities or in connection with the transactions contemplated by the Underwriting Agreement, the Indenture, the Paying Agency Agreement or the Securities, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of such jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Preliminary Prospectus, the Final Prospectus or the General Disclosure Package.

5. The execution and delivery by the Company of the Sixth Supplemental Indenture, the Underwriting Agreement, the Paying Agency Agreement and the Securities, the performance by the Company of its obligations under the Indenture, the Underwriting Agreement, the Paying Agency Agreement and the Securities, the issuance and sale of the Securities by the Company, and compliance by the Company with the terms and provisions of the Indenture, the Underwriting Agreement, the Paying Agency Agreement and the Securities will not result in a breach or violation of (i) the Third Amended and Restated Articles of Incorporation of the Company, as amended, (ii) the Eleventh Amended and Restated Bylaws of the Company, (iii) any agreement listed on Schedule B attached hereto (the “Debt Agreements”) (provided, however, that no opinion is expressed as to (x) compliance with any covenant, restriction or provision with respect to financial or accounting ratios or tests formulae or calculations, or any limitation or restriction expressed as a dollar amount, ratio or percentage or (y) any violation of any such Debt Agreement not readily ascertainable from the face of such Debt Agreement or arising from any cross-default provision insofar as it relates to a default under an agreement that is not a Debt Agreement), or (iv) any United States federal, New York State or Georgia State law or any published rule or regulation that in our experience normally would be applicable to general business entities with respect to such execution, delivery, issuance, sale, compliance or performance (except that we do not express an opinion with respect to the United States federal securities laws or any state securities or blue sky laws).

6. The Registration Statement, the General Disclosure Package and the Final Prospectus (in each case, other than the exhibits, financial statements and related notes and schedules or other financial and accounting data incorporated by reference or included therein or excluded therefrom, and any Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, as to which we express no opinion or belief) comply as to form in all material respects to the requirements of the Securities Act.

7. The discussion set forth in the sections of the General Disclosure Package and the Final Prospectus entitled “Certain Material U.S. Federal Income Tax Considerations,” insofar as such discussion purports to summarize certain U.S. federal income tax laws specifically referred to therein, is accurate in all material respects, subject to the assumptions, beliefs, exceptions, limitations and qualifications set forth herein and therein.

8. The statements set forth in the General Disclosure Package and the Final Prospectus under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the Indenture, the Paying Agency Agreement the Underwriting Agreement, or the Securities, fairly summarize such documents in all material respects.

Exhibit A-1-6

9. The Company is not, nor immediately after giving effect to the offering and sale of the Securities as set forth in the Underwriting Agreement and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus will be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Company, such opinions are subject to the effects of (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship, and similar laws, and limitations imposed under judicial decisions, related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing, materiality and reasonableness, (iv) the possible unenforceability under certain circumstances of provisions providing for exculpation, indemnification and contribution that are contrary to public policy, and (v) the possible unenforceability of severability provisions.

The foregoing opinions are as of the date hereof and we make no undertaking to supplement or update such opinions, if after the date hereof, factors or circumstances come to our attention or changes in the law occur which could affect such opinions.

This opinion letter is provided to you for your use solely in connection with the transactions referenced in the first paragraph and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose (including any person, firm or other entity that acquires Securities or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion, or used in any other transaction or context. The only opinions rendered by us in this opinion letter consist of those matters set forth in numbered paragraphs (1) – (9) hereof, and no opinion may be implied or inferred beyond those opinions expressly stated herein. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

[Signature page to follow]

Exhibit A-1-7

Very truly yours,

By:
A Partner

Exhibit A-1-8

EXHIBIT A-2

Form of Alston & Bird LLP Negative Assurance Statement

Attached

Exhibit A-2-1

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-239-3300 | Fax: 202-239-3333

March 17, 2023

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Barclays Bank PLC

1 Churchill Place

London, E14 5HP

United Kingdom

As Representatives of the several Underwriters

Re: Global Payments Inc. – Underwriting Agreement (Senior Notes)

Ladies and Gentlemen:

We have acted as counsel to Global Payments Inc., a Georgia corporation (the “Company”), in connection with the issuance and sale by the Company of €800,000,000 aggregate principal amount of its 4.875% Senior Notes due 2031 (the “Securities”) pursuant to an underwriting agreement, dated as of March 8, 2023 (the “Underwriting Agreement”), by and among the Company and the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), for whom Merrill Lynch International, J.P. Morgan Securities plc and Barclays Bank PLC are serving as representatives (the “Representatives”). The Securities are to be issued under the Indenture, dated as of August 14, 2019 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain Supplemental Indenture No. 6 thereto, dated as of March 17, 2023, by and among the Company, the Trustee, as Trustee, Registrar and Transfer Agent, and Elavon Financial Services DAC, as Paying Agent (the “London Paying Agent”), relating to the Securities (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). In connection with the issuance of the Securities, the Company entered into a Paying Agency Agreement, dated as of March 17, 2023 (the “Paying Agency Agreement”), by and among the Company, Elavon Financial Services DAC, as London Paying Agent, and the Trustee, as Trustee, Transfer Agent and Registrar.

Exhibit A-2-2

This letter is provided to you pursuant to Section 7(d) of the Underwriting Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In the course of our acting as counsel to the Company in connection with the Company’s preparation of the General Disclosure Package and the Final Prospectus, we have examined, among other things, originals or copies of the following executed documents:

(xi)

the Company’s registration statement on Form S-3 (File No. 333-266621), filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2022, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) (the registration statement, as amended and supplemented from time to time and including the documents incorporated by reference therein, the “Registration Statement”, which includes the Company’s base prospectus, dated August 8, 2022 (the “Base Prospectus”));

(xii)

the Base Prospectus, as supplemented by the Company’s preliminary prospectus supplement, dated March 8, 2023, relating to the Securities, filed with the Commission pursuant to Rule 424(b) under the Securities Act on March 8, 2023;

(xiii)	the General Disclosure Package;

(xiv)	each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Securities Act) and that is described on Schedule A attached hereto;

(xv)

the Base Prospectus, as supplemented by the Company’s final prospectus supplement, dated March 8, 2023, relating to the Securities (together with the documents incorporated by reference therein, the “Final Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Securities Act on March 9, 2023;

(xvi)	the Underwriting Agreement;

(xvii)	the Base Indenture;

(xviii)	the Sixth Supplemental Indenture;

(xix)	the Paying Agency Agreement; and

(xx)	the global certificate evidencing the Securities in the form delivered by the Company to the Trustee for authentication and delivery.

Exhibit A-2-3

Any reference herein to the General Disclosure Package or the Final Prospectus, as the case may be, as of a particular date shall be deemed to refer to and include the documents incorporated by reference therein or deemed incorporated by reference therein as of such date.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the General Disclosure Package or the Final Prospectus (except to the extent stated in opinions 7 and 8 of our opinion letter of even date herewith). However, in the course of acting as counsel to the Company, we reviewed the Registration Statement, the General Disclosure Package and the Final Prospectus and such other documents as we have deemed necessary, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

(1) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading;

(2) as of the Applicable Time, the General Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(3) as of its date or as of the date hereof, the Final Prospectus contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

it being understood that, in each case, we do not express any view or belief herein with respect to the financial statements, notes and schedules and other financial information included or incorporated by reference therein, or omitted therefrom, assessments of or reports on the effectiveness of internal control over financial reporting, auditors’ reports on internal controls or any Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended.

This letter is provided to you in your capacity the Representatives for use by the Underwriters solely in connection with the transactions referenced in the first paragraph and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for

Exhibit A-2-4

any other purpose (including any person, firm or other entity that acquires Securities or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion, or used in any other transaction or context. This letter is provided as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such statements.

[Signature Page to Follow]

Exhibit A-2-5

Very truly yours,

By:
A Partner

Exhibit A-2-6